Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 No. 333-260666, Form S8 No. 333-250852 and Form S-1 No. 333-270512 of Amesite Inc. of our report dated September 30, 2024, relating to the financial statements which appears in this Form 10-K for the year ended June 30, 2024.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

September 30, 2024